Exhibit 10.5

EXECUTION VERSION

AMENDMENT TO EMPLOYMENT AGREEMENT

January 26, 2016

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“AMENDMENT”), is entered into as of January 26, 2016, by and between Petco Animal Supplies Stores, Inc., Scooby LP (solely for the purposes specified herein) (the “Ultimate Parent”) and Michael Nuzzo, and amends certain provisions of the Employment Agreement by and among Petco Animal Supplies Stores, Inc. and Michael Nuzzo effective as of April 8, 2015 (the “Employment Agreement”). Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Employment Agreement.

WHEREAS, effective upon the Closing (as defined in the Agreement and Plan of Merger by and among PET Acquisition LLC, a Delaware limited liability company, PET Acquisition Merger Sub LLC, a Delaware limited liability company, and Petco Holdings, Inc., a Delaware corporation and Shareholder Representative Services LLC, a Colorado limited liability company, dated as of November 21, 2015 (as the same may be amended from time to time, the “Merger Agreement”)), the Ultimate Parent will become the indirect owner of 100% of the equity of the Company;

WHEREAS, the Ultimate Parent desires for the Company to continue to employ Executive and Executive desires to continue such employment; and

WHEREAS, in connection with (and subject to the occurrence of) the Closing, the Company, Ultimate Parent and Executive wish to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises, covenants and conditions hereinafter contained, the parties agree as follows, effective upon (and subject to the occurrence of) the Closing:

1.         Section 3.13 is deleted and replaced with the following:

Equity — Any equity grants held by Executive in Ultimate Parent shall be governed by the terms of the operative documents of Ultimate Parent and any grant agreement between Executive and Ultimate Parent.

2.         The first sentence of the paragraph in Section 4(d) that begins with “For purposes of this Agreement, “Change in Control” . . .” is deleted and replaced with the following:

For purposes of this Agreement, following the Closing, a “Change in Control” shall have the meaning specified in the Common Series C Unit Award Agreement dated January 26, 2016 between the Ultimate Parent and Executive.

3.         The paragraph in Section 4(d) that begins with “In addition, if Executive’s services with the Company are terminated . . .” is deleted and replaced with the following:

The treatment of Executive’s equity awards in Ultimate Parent (including, without limitation, in connection with Executive’s termination of employment and in connection with any Change in Control) shall be governed by the terms of the operative documents of Ultimate Parent and any grant agreement between Executive and Ultimate Parent.

4.         The first clause of the second sentence of the paragraph in section 4(d) that begins with “If Executive is terminated without Cause and within twelve (12) months after a Change in Control…” is amended by inserting “(i) the Closing or (ii)” between “after” and “a Change in Control”.

5.         The portion of Section 8.1 for notices “If to the Company” is amended to read as follows:

If to the Company:

PETCO Animal Supplies Stores, Inc.

c/o CVC Capital Partners Advisory (US), Inc.

One Maritime, Suite 1610

San Francisco, CA 94111

Attn: Cameron Breitner

and

PETCO Animal Supplies Stores, Inc.

c/o Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, ON, M5C 2W5

Attn: Scott Nishi

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Sean P. Griffiths

6.         Except as amended hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect from and after the Closing. This Amendment and the Employment Agreement as previously amended constitute the complete and entire agreement among the parties relating to the subject matter thereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly set forth therein. This Amendment may not be modified in any respect except by a writing dated and signed by the parties hereto.

[Signature Page Follows]

IN WITNESS Whereof, the parties hereto have executed this Amendment as of the day and year first written above.

Michael Nuzzo	PETCO ANIMAL SUPPLIES STORES, INC.

/s/ Michael Nuzzo	By: /s/ James Myers
Name: James Myers
Title: Chief Executive Officer

[Signature Page to Amendment to Employment Agreement]

SCOOBY LP

By: SCOOBY GP LLC, its General
Partner

By: /s/ Cameron Breitner
Name: Cameron Breitner
Title: President

[Signature Page to Amendment to Employment Agreement]